UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2018

Bespoke Extracts, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52759	20-4743354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

323 Sunny Isles Boulevard, Suite 700

Sunny Isles Beach, FL 33160

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (855) 633-3738

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 25, 2018, Niquana Noel was appointed a director of Bespoke Extracts, Inc. (the “Company”), and Marc Yahr resigned as a director of the Company.

As previously reported, Ms. Noel, 37, has served as the Company’s president, chief executive officer and chief financial officer since October 30, 2018. Ms. Noel also previously served as operations manager at the Company for which she was paid an annual salary of $84,000. Ms. Noel is a proven entrepreneurial executive with expertise in operations, finance and accounting, SEC reporting and compliance, staffing, marketing and corporate governance. Ms. Noel has spent nearly two decades working with privately-held and publicly-traded micro and small cap companies. Since 2008, Ms. Noel has been a key member of the leadership team at Hash Labs Inc. (formerly MedeFile International, Inc.), and has served as its chief operating officer since May 18, 2018 and as a director of Hash Labs Inc. since August 2013. Ms. Noel served as chief executive officer and president of Hash Labs Inc. from January 2014 to May 2018. Prior to serving in that capacity, Ms. Noel served as operations manager of Hash Labs Inc. from 2008. Early in Ms. Noel’s career while working for a serial entrepreneur, she was charged with overseeing daily business operations for interests ranging from the ownership and operation of cemeteries in Maryland, Virginia and Florida; to the ownership and operation of exotic, high performance auto dealerships and auto accessory businesses in south Florida.

As previously reported, effective October 30, 2018, the Company entered into an employment agreement with Ms. Noel pursuant to which Ms. Noel will serve as the Company’s chief executive officer and president. Ms. Noel will serve as president and chief executive officer of the Company for a term of four years, unless earlier terminated pursuant to the terms of the employment agreement. Pursuant to the terms of the employment agreement, Ms. Noel’s salary is $96,000 per year and she received warrants to purchase up to 20,000,000 shares of the Company’s common stock at an exercise price of $0.0001 per share. Ms. Noel has exercised the warrants and has been issued the shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bespoke Extracts, Inc.

Date: November 26, 2018	By:	/s/ Niquana Noel
Niquana Noel Chief Executive Officer

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